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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of eMachines, Inc. on Form S-8/S-3 of our report dated January 27, 2000, March 10, 2000, as to Note 11 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 11), appearing in Registration Statement No. 333-86219 of eMachines, Inc. on Form S-1 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche, LLP

Los Angeles, California
October 27, 2000